Exhibit 99.2

Biote to Purchase Asteria Health

Strategic and accretive transaction enables vertical integration of hormone product manufacturing

IRVING, TX – January 17, 2024 – biote Corp. (NASDAQ: BTMD) (“Biote” or the “Company”), a leading solutions provider in preventive health care through the delivery of personalized hormone optimization and therapeutic wellness, today announced a definitive agreement to acquire F.H. Investments, Inc., d/b/a Asteria Health, a privately held 503B manufacturer of compounded bioidentical hormones. The company operates an FDA-registered 503B outsourcing facility in Birmingham, Alabama and currently supports Biote-certified practitioners and Biote-partnered clinics in numerous U.S. states.

Through this transaction, Biote is strengthening the Company’s control over its supply chain and enhancing efficiency. Additionally, Asteria Health provides Biote with expertise in 503B manufacturing, enabling longer-term development of innovative therapeutic wellness products. Biote plans to phase in manufacturing from Asteria Health. Because Asteria Health is currently a supplier to Biote-certified practitioners, there is expected to be minimal near-term revenue impact to Biote from the transaction.

Terry Weber, Biote Chief Executive Officer, commented, “We are pleased to announce an agreement to acquire Asteria Health, and we welcome their talented and dedicated team to Biote. This strategic transaction expands and strengthens Biote’s capabilities by enabling the vertical integration of our manufacturing and providing direct control over our pharmacokinetic research efforts. As we insource manufacturing, we anticipate improvement to our margin profile. We also see a longer-term opportunity to leverage Asteria Health’s product development expertise to expand our offerings with therapeutic wellness products for Biote-certified practitioners.”

Bill Fixler, PharmD, President of Asteria Health, said, “Asteria Health is proud of our longstanding relationship with Biote, an established leader in hormone replacement education and training. Both Asteria Health and Biote share an unwavering commitment to promoting patient health and evidence-based therapeutic wellness, and we are delighted to join Biote to further this mission.”

Dr. Fixler brings to Biote more than two decades of compounding and specialty pharmacy experience, with particular expertise in manufacturing compliance and product formulation.

Transaction Terms

Under the terms of the acquisition agreement, the purchase price is $8.5 million, subject to customary adjustments. Asteria Health shareholders are eligible to receive up to an additional $500,000 if certain production metrics are achieved by April 1, 2024. Biote will fund the transaction with cash from its balance sheet.

The acquisition is subject to customary closing conditions, with closing anticipated to occur in the first quarter of 2024.

Truist Securities served as financial advisor to Biote.

About Biote

Biote is transforming healthy aging through innovative, personalized hormone optimization and therapeutic wellness solutions delivered by Biote-certified medical providers. Biote trains practitioners to identify and treat early indicators of aging conditions, an underserved global market, providing affordable symptom relief for patients and driving clinic success for practitioners.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” and other similar expressions, are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: the potential that our acquisition of Asteria Health is not consummated; the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients; our customers’ reliance on certain third parties to support the manufacturing of bio-identical hormones for prescribers; our and our customers’ sensitivity to regulatory, economic, environmental and competitive conditions in certain geographic regions; our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all; our ability to grow our business; the significant competition we face in our industry; the impact of strategic acquisitions and the implementation of our growth strategies; our limited operating history; our ability to protect our intellectual property; the heavy regulatory oversight in our industry; changes in applicable laws or regulations; the inability to profitably expand in existing markets and into new markets; the possibility that we may be adversely impacted by other economic, business and/or competitive factors, including recent bank failures; and future exchange and interest rates. The foregoing list of factors is not exhaustive. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Biote’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 and other documents filed by Biote from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Biote assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Biote does not give any assurance that it will achieve its expectations.

Contacts

Investor Relations:

Eric Prouty

AdvisIRy Partners

eric.prouty@advisiry.com

Media:

Press@biote.com